                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party Other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                              PRICE COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                        PRICE COMMUNICATIONS CORPORATION
                              45 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          ----------------------------

To the shareholders of PRICE COMMUNICATIONS CORPORATION

    NOTICE IS HEREBY GIVEN that an Annual Meeting (the "Annual Meeting") of the shareholders of Price Communications Corporation (the "Company") will be held at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York on Wednesday, July 14, 1999 at 9:30 a.m. Eastern Daylight Savings Time for the following purposes:

    1. To elect one director, for a term of three years expiring in 2002 (Proposal 1);

    2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 120,000,000 (Proposal 2); and

    3. To transact such other business related to the foregoing as may properly be brought before the meeting and any postponement or adjournment thereof.

    The Board of Directors has fixed the close of business on June 10, 1999 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

                                          By Order of the Board of Directors,

                                          KIM I. PRESSMAN
                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          FINANCIAL OFFICER
                                          AND SECRETARY

June 17, 1999

    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO INSURE THAT YOUR SHARES ARE VOTED.

                        PRICE COMMUNICATIONS CORPORATION
                              45 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Price Communications Corporation (the "Company") to be voted at the Annual Meeting of shareholders of the Company (the "Annual Meeting"), which will be held at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York on July 14, 1999 at 9:30 a.m. Eastern Daylight Savings Time. The purposes of the Annual Meeting are as follows:

    (i) to elect one director, for a term of three years expiring in 2002;

    (ii) to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 120,000,000 (the "Amendment Authorizing Additional Shares"); and

    (iii) to transact such other business related to the foregoing as may properly be brought before the meeting and any postponement or adjournment thereof.

    If not otherwise specified, all proxies received pursuant to this solicitation will be voted in the election of directors FOR the person named herein and FOR the proposed amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") described herein.

    Shareholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, by executing a subsequent proxy and presenting it to the Secretary of the Company at the above address, or by attending the Annual Meeting and voting in person. The cost of solicitation of proxies will be borne by the Company.

    The Board of Directors does not know of any matters other than those specified in the Notice of Annual Meeting of Shareholders that will be presented for consideration at the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment. In the event that the nominee is unable to serve as a director at the date of the Annual Meeting, the enclosed form of proxy will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy.

    As of June 10, 1999, the record date for the Annual Meeting, there were outstanding and entitled to vote at the Annual Meeting 34,636,513 shares of the Company's Common Stock, with each such share being entitled to one vote, and 364,066 shares of Series A Preferred Stock, with each such share being entitled to approximately 6.1 votes (such Series A Preferred Stock, the "Preferred Stock"). Only shareholders of record at the close of business on June 10, 1999 will be entitled to vote at the Annual Meeting, and this Proxy Statement and the accompanying proxy are being sent to such shareholders on or about June 17, 1999.

    Under New York Law and the Company's Certificate of Incorporation and By-laws, the holders of a majority of the voting power of the outstanding shares entitled to vote, present in person or represented by proxy constitutes a quorum. If a quorum is established, the directors are elected by a plurality of the votes cast by the holders of shares entitled to vote thereon. The affirmative vote of a majority of the voting power of the Company's outstanding shares of Common Stock and Preferred Stock is required to approve the Amendment Authorizing Additional Shares. Abstentions and broker non-votes will be counted only for purposes of determining a quorum; consequently, an abstention or broker non-vote will have the same effect as a vote against it.

    THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN THE ELECTION OF DIRECTORS FOR THE PERSON NAMED HEREIN AND FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION. OFFICERS AND DIRECTORS HOLDING SHARES OF COMMON AND PREFERRED STOCK OF THE COMPANY WITH 24.1% OF THE VOTING POWER OF ALL OUTSTANDING SHARES HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF SUCH DIRECTOR AND THE PROPOSAL.

                   MATTERS TO COME BEFORE THE ANNUAL MEETING
                                OF SHAREHOLDERS

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

GENERAL

    The Company's Certificate of Incorporation provides that the Board of Directors will consist of not fewer than three nor more than ten directors, with the actual number of directors being set from time to time by resolution of the Board. The Board of Directors has fixed the authorized number of directors at three.

    The Certificate of Incorporation of the Company provides that the Board of Directors shall be divided into three separate classes, with such classes to be as nearly equal in number as the total number of directors constituting the entire Board of Directors permits. One class is elected each year to serve a staggered three-year term. The terms of office of the respective classes expire in successive years. At the Annual Meeting, one member is to be elected to the Board of Directors to serve for a term of three years until the annual meeting of stockholders in 2002. The nominee, Mr. George H. Cadgene, has consented to be named and to serve if elected. The nominee is now a Class A director of the Company and is standing for reelection. The incumbent Class B and Class C directors will serve until the annual meetings of shareholders in 2000 and 2001, respectively. The Board of Directors has no reason to believe that the nominee will be unable to serve if elected to office and, to the knowledge of the Board, the nominee intends to serve the entire term for which election is sought. Should the nominee named herein become unable or unwilling to accept nomination or election, the persons named in the proxy will vote for such other person as the Board of Directors may recommend.

VOTE REQUIRED

    The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE.

                             PRINCIPAL SHAREHOLDERS
                                      AND
                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock and Preferred Stock by (i) each person or group known to the Company who beneficially owns more than five percent of the Company's Common Stock and (ii) all directors and executive officers of the Company and named executive officers of Price Communications Wireless, Inc. ("PCW") as a group:

                                                                                  NUMBER OF           PERCENTAGE OF
                  NAME OF BENEFICIAL OWNER                      CLASS OF STOCK    SHARES (1)              CLASS
------------------------------------------------------------  ------------------  ----------          -------------
Robert Price................................................  Common Stock         6,041,833               17.4%
                                                              Series A Preferred     364,066                100%
                                                              Stock(2)
George H. Cadgene...........................................  Common Stock            13,475                 (3)
Robert F. Ellsworth.........................................  Common Stock             6,406                 (3)
Kim I. Pressman.............................................  Common Stock           578,491                1.7%
Dennis W. Stone.............................................  Common Stock             1,718                 (3)
Michael N. Bruno............................................  Common Stock             2,500                 (3)
All directors and executive officers and
  named executive officers of PCW as a group
  (6 persons)...............................................  Common Stock         6,644,423               19.2%
                                                              Series A Preferred     364,066                100%
                                                              Stock
Dimensional Fund Advisors, Inc..............................  Common Stock         2,118,930(4)             6.3%
Harvey Sandler..............................................  Common Stock         2,511,081(5,6,7)         7.4%
John Kornreich..............................................  Common Stock         1,752,864(5,6,8)         5.2%

------------------------

(1) Under the applicable rules of the Securities and Exchange Commission (the "SEC"), each person or entity is deemed to be a beneficial owner with the power to vote and direct the disposition of these shares. Information as to number of shares of the Company's Common Stock gives effect to five-for-four stock splits of the Company's Common Stock, in the form of stock dividends payable on December 23, 1997, April 1, 1998, April 30, 1998, January 25, 1999 and May 4, 1999 and a two-for-one stock split on August 31, 1998 (collectively, the "Stock Splits"). All information is as of April 30, 1999 except as indicated below and except that information for Mr. Price is as of May 31, 1999 and also takes into account the transaction involving Series A Preferred Stock described under "Related Party Transactions" below.

(2) Each share of Series A Preferred Stock votes with the Common Stock on the basis of approximately 6.1 votes for each vote cast by a share of the Common Stock. Information with respect to Series A Preferred Stock gives effect to the Stock Splits and to the exchange of certain of such shares originally held by Mr. Price for shares of the Company's Common Stock. See "Related Party Transactions" below.

(3) Less than 1%.

(4) Based upon information contained in a Statement on Schedule 13G dated February 12, 1999.

(5) Based upon information contained in a Statement on Schedule 13D dated May 5, 1999. Each person disclaims beneficial ownership of these securities, except to the extent of his equity interest therein.

(6) Includes 932,997 shares of Common Stock that may be deemed to be beneficially owned by Sandler Capital Management ("SCM"), a registered investment advisor and New York general partnership, and 664,398 shares of Common Stock owned by Sandler Associates, a New York limited partnership. Each of Mr. Sandler and Mr. Kornreich controls a general partner of SCM and is a general partner of Sandler Associates. Consequently, each may be deemed to have shared voting and dispositive power with respect to the shares deemed to be beneficially owned by such entities. Each of Mr. Sandler, Mr. Kornreich and SCM disclaims beneficial ownership of 849,014 shares of Common Stock and 83,983 shares of Common Stock issuable upon the exercise of warrants held in accounts managed by SCM.

(7) Includes 155,469 shares of Common Stock owned by J.K. Media L.P. with respect to which Mr. Kornreich controls a general partner.

(8) Includes 913,686 shares of Common Stock owned by Mr. Sandler.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the directors and executive officers of the Company and certain executive officers of PCW:

NAME                                                       AGE                             OFFICE
-----------------------------------------------------      ---      -----------------------------------------------------
Robert Price.........................................          66   Director, President, Chief Executive Officer and
                                                                      Treasurer
Kim I. Pressman......................................          42   Executive Vice President, Chief Financial Officer,
                                                                      Secretary and Assistant Treasurer
George H. Cadgene....................................          80   Director
Robert F. Ellsworth..................................          72   Director
Dennis W. Stone......................................          40   President of PCW
Michael N. Bruno.....................................          30   Executive Vice President of PCW

    The following is a biographical summary of the experience of the executive officers and directors of the Company, and the executive officers of PCW named above.

    Robert Price has served concurrently as a Director and the Chief Executive Officer and President of the Company since 1979, has served as Treasurer of the Company since 1990, and has been a Director of Price Communications Wireless Holdings, Inc. ("Holdings") and PCW since 1997. Mr. Price was a Director of PriCellular Corporation ("PriCellular") from 1990 until it was acquired by American Cellular Corporation in June 1998. Mr. Price was the President and Assistant Treasurer of PriCellular from 1990 until May 1997 and served as Chairman of PriCellular from May 1997 until June 1998. Mr. Price, an attorney, is a former General Partner of Lazard Freres & Co. He has served as an Assistant United States Attorney, practiced law in New York and served as Deputy Mayor of New York City. In the early sixties, Mr. Price served as President and Director of Atlantic States Industries, a corporation owning weekly newspapers and four radio stations. After leaving public office, Mr. Price became Executive Vice President of The Dreyfus Corporation and an Investment Officer of The Dreyfus Fund. In 1972 he joined Lazard Freres & Co. Mr. Price has served as a Director of Holly Sugar Corporation, Atlantic States Industries, The Dreyfus Corporation, Graphic Scanning Corp. and Lane Bryant, Inc., and is currently a member of The Council on Foreign Relations. Mr. Price serves as the Representative of the Majority Leader and President Pro Tem of the New York Senate and as a member of the Board of Directors of the Municipal Assistance Corporation for the City of New York. Mr. Price is also a Director and president of TLM Corporation.

    Kim I. Pressman, a certified public accountant, is a graduate of Indiana University and holds an M.B.A. from New York University. Ms. Pressman was elected Chief Financial Officer in May 1998. Before assuming her other present offices as Executive Vice President and Secretary in October 1994

(in which she served until August 1997 and again from February 1998 to the present), Ms. Pressman held many positions with the Company including Vice President and Treasurer, Senior Vice President, Secretary, Vice President--Broadcasting and Vice President, Controller, and Assistant Treasurer. Prior to joining the Company in 1984, Ms. Pressman was employed for three years by Peat, Marwick, Mitchell & Co., a national certified public accounting firm, and for more than three years thereafter was Supervisor, Accounting Policies for International Paper Company and then Manager, Accounting Operations for Corinthian Broadcasting of Dun & Bradstreet Company, a large group owner of broadcasting stations. Ms. Pressman is a Director, Vice President, Treasurer and Secretary of TLM Corporation. Until June 1998, she served as a Director, Vice President and Secretary of PriCellular for more than the past five years.

    George H. Cadgene, an engineer by training, is a private investor and has been a director of the Company since 1981. His former occupational affiliations include Givaudan Corporation, Trubek Laboratories and International Flavors and Fragrances, where he served as Vice President for Aroma Chemical Sales. Mr. Cadgene has served as a Director of Highland Capital Corporation and Intarome, Inc. He has also served as President of the Essential Oil Association from 1967 to 1968 and as President of the Drug, Chemical and Allied Trade Association from 1969 to 1971.

    Robert F. Ellsworth has been a director of the Company since 1981. He is President of Robert Ellsworth & Co., Inc., Washington, D.C., a private investment firm, and Managing Director of The Hamilton Group, LLC, a private venture group. From 1974 to 1977 he served as an Assistant Secretary and then Deputy Secretary of Defense. He was a General Partner of Lazard Freres & Co. from 1971 to 1974, and served in the United States House of Representatives from 1961 to 1967. His professional affiliations include the International Institute for Strategic Studies, London; Atlantic Council of the United States, Washington, D.C.; The Council on Foreign Relations, New York; and the American Council on Germany, New York.

    Dennis Stone has been employed by PCW since August 1998 first as Vice President and General Manager of the Company's Columbus, GA MSA. He was promoted to President in November 1998. Prior to that, he was employed by PriCellular from July 1991, most recently as Regional General Manager in that company's New York cluster. During his tenure with PriCellular, Mr. Stone has held increasingly responsible positions as General Manager of the New York and Alabama properties. Mr. Stone resides in Atlanta, Georgia with his wife and daughter. He attended the University of Texas at Tyler.

    Michael Bruno joined PCW in September, 1998 as Corporate Consultant and was promoted to Executive Vice President in November 1998. Previously, he was employed by PriCellular as Vice President and General Manager of certain Ohio and New York properties from 1995 to 1998. From 1993 to 1995, he was a Sales Manager for Sterling Cellular Corporation in its Ohio-9 RSA. He attended the State University of New York at Albany where he received a Bachelor of Science degree in Business Administration.

MEETINGS OF THE BOARD

    The Board of Directors of the Company met nine times during the year ended December 31, 1998. Each member of the Board attended all of the meetings of the Board and the committees of the Board of which he is a member held during the year while he was a member thereof, except that one director missed one meeting of the Board due to illness.

COMMITTEES OF THE BOARD

    The Board of Directors has established an Audit and Finance Committee, a Stock Option and Compensation Committee, and a Nominating Committee. The Audit and Finance Committee consists of Messrs. Cadgene and Ellsworth. Its functions include (i) making recommendations to the Board of

Directors as to the independent accountant to be appointed by the Board, (ii) reviewing with the independent accountants the scope of their examination, (iii) receiving the reports of the independent accountants and meeting with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports, (iv) reviewing, either directly or through the independent accountants, the internal accounting and auditing procedures of the Company and (v) studying various issues relating to the capital structure of the Company. The Audit and Finance Committee did not meet during 1998.

    The Stock Option and Compensation Committee consists of Messrs. Cadgene and Ellsworth. Its functions include reviewing and approving arrangements relating to the compensation of executive officers of the Company and administering the Company's 1992 Long Term Incentive Plan (the "LTIP"). The Stock Option and Compensation Committee held two meetings in 1998.

    The Nominating Committee consists of Messrs. Cadgene and Ellsworth. The Nominating Committee nominates candidates for election to the Company's Board of Directors and met one time in 1998. The Nominating Committee will consider nominations by shareholders made pursuant to timely notice in proper written form to the Secretary of the Company. To be timely, such a notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 50 days nor more than 90 days prior to the meeting at which directors are to be elected; provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the security-holder to be timely must be so received not later than the close of business on the earlier of (i) the tenth day following the day on which such notice of the date of meeting was mailed or such public disclosure was made or (ii) the last business day prior to the meeting date. To be in proper written form, a shareholder's notice to the Secretary must set forth in writing (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in connection with the solicitation or proxies for election of directors, or is otherwise required, in each case pursuant to Regulations 14A under the Securities Exchange Act of 1934 or any successor regulation or law, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected; and (ii) as to the shareholder or shareholders giving notice, (x) the name and address, as they appear on the Company's books, of such shareholder or shareholders and (y) the class and number of shares of the Company which are beneficially owned by such shareholder or shareholders. Nominations by shareholders not made in accordance with the foregoing procedures shall be disregarded.

                             EXECUTIVE COMPENSATION

DIRECTORS COMPENSATION

    Directors are compensated for their reasonable travel and related expenses in attending in-person Board of Directors or committee meetings, and directors who are not officers or employees of the Company receive fees of $25,000 per annum, and also received a bonus of $15,000 for services during 1998 due to the significant demands made on such directors during the year.

EXECUTIVE COMPENSATION

    The following table sets forth certain summary information concerning the compensation paid to the executive officers of the Company for the three years ended December 31, 1998:

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                                 ANNUAL            ---------------------------
                                                              COMPENSATION          SECURITIES
NAME AND                                                  ---------------------     UNDERLYING     ALL OTHER
PRINCIPAL POSITION                                  YEAR  SALARY($)   BONUS ($)    OPTIONS (3)    COMPENSATION
--------------------------------------------------  ----  ---------   ---------    ------------   ------------
Robert Price,.....................................  1998  $ 375,000   $ 540,000(1)         0
  Chief Executive Officer and Treasurer             1997   $375,000   $ 500,000(2)   305,175
                                                    1996   $349,900   $ 564,300            0
Kim I. Pressman,..................................  1998  $ 197,000   $  75,000(1)    21,875              --
  Executive Vice President, Chief Financial         1997    $90,900   $       0      305,175        $155,000(4)
    Officer and Secretary                           1996   $125,000   $ 150,000       53,711              --

------------------------

(1) Consists of $500,000 paid to Mr. Price in Common Stock of the Company and $50,000 paid to Ms. Pressman in Common Stock of the Company.

(2) Paid in Common Stock of the Company.

(3) Gives effect to the Stock Splits.

(4) Consists primarily of amounts paid under former employment agreement.

EMPLOYMENT AGREEMENTS

    The Company has an employment agreement with Mr. Price, the President of the Company, for a term ending October 6, 2000, subject to extension. The agreement provides for base compensation at the rate of $375,000 per annum, subject to certain cost of living increases, and such performance bonuses as may be determined by the Board of Directors in its sole discretion. Under the agreement, if the Company terminates Mr. Price's employment for Cause (as defined therein), or if Mr. Price terminates his employment at his option, Mr. Price will be entitled to a severance payment from the Company equal to one year's base salary. If the Company terminates Mr. Price's employment without Cause, or if Mr. Price terminates his employment for Good Reason (as defined in the employment agreement), Mr. Price will be entitled to a severance payment from the Company equal to three years' base salary. Good Reason is defined to include the occurrence of a Change in Control (as defined in the employment agreement). The Board of Directors and the Stock Option and Compensation Committee of the Company have agreed to increase Mr. Price's base compensation to $600,000 effective June 1, 1999.

                                 STOCK OPTIONS

    The following table reflects the number of options for shares of the Company's Common Stock subject to the options granted under the LTIP during the year ended December 31, 1998 to executive officers of the Company and the named executive officers of PCW:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                            POTENTIAL REALIZED
                                                                                                             VALUE AT ASSUMED
                                                   NUMBER OF      % OF TOTAL                               ANNUAL RATES OF STOCK
                                                  SECURITIES        OPTIONS                                 PRICE APPRECIATION
                                                  UNDERLYING      GRANTED TO                                FOR OPTION TERM(3)
                                                    OPTIONS        EMPLOYEES      EXERCISE    EXPIRATION   ---------------------
NAME                                             GRANTED(1)(2)  IN FISCAL YEAR    PRICE(2)       DATE         5%         10%
-----------------------------------------------  -------------  ---------------  -----------  -----------  ---------  ----------
Kim I. Pressman................................       21,875            25.9%     $    4.16        05/08   $  57,225  $  145,075

------------------------

(1) Upon the occurrence of a "change in control" of the Company, as defined in the LTIP, the Company's Stock Option and Compensation Committee may, in its discretion, provide for the purchase of any then outstanding options by the Company or a designated subsidiary for an amount of cash equal to the excess of (i) the product of the "change in control price" (as defined below) and the number of shares of the Company's Common Stock subject to the options over (ii) the aggregate exercise price of such options. The change in control price means the higher of (1) the highest price per share of the Company's Common Stock paid in any transaction related to a change in control of the Company and (ii) the "highest fair market value," as defined in the LTIP, of the Company's Common Stock at any time during the 60-day period preceding the change in control.

(2) Number of options and exercise price give effect to the Stock Splits

(3) In order to realize these potential values, the closing price of the Company's Common Stock on May 4, 2008 would have to be $6.78 and $10.79 per share, respectively.

    The following table reflects the number of stock options held by the executive officers of the Company and the named executive officers of PCW on December 31, 1998:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUE

                                                                             NUMBER OF
                                                                             SECURITIES                     VALUE OF
                                                                             UNDERLYING                  UNEXERCISABLE
                                                                            UNEXERCISED                   IN-THE-MONEY
                                              SHARES                         OPTIONS AT                    OPTION AT
                                            ACQUIRED ON    VALUE        FISCAL YEAR END (1)             FISCAL YEAR END
                                             EXERCISE    REALIZED   ----------------------------  ----------------------------
NAME                                            (1)         ($)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------  -----------  ---------  -----------  ---------------  -----------  ---------------
Robert Price..............................                             305,175                     $2,050,784            --
Kim I. Pressman...........................     299,075   $1,183,619    305,175         21,875      $2,050,784     $   9,765

------------------------

(1) Numbers of shares give effect to the Stock Splits.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

STOCK OPTION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND
  REPRICING OF OPTIONS

    Under the rules of the SEC, this report is not deemed "soliciting material" and is not incorporated by reference in any filing with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

    The Stock Option and Compensation Committee of the Board of Directors is composed of two non-employee directors, Messrs. George H. Cadgene and Robert F. Ellsworth. It is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies and the annual compensation paid to the Company's executive officers and administering the LTIP. The Committee believes that the Company's compensation arrangements should enable the Company to attract and retain highly qualified executive employees, reward individual performance and foster an identity of interest between management and the Company's shareholders. The Company has only two executive employees, Mr. Price and Ms. Pressman; Mr. Stone is President of PCW and Mr. Bruno is Executive Vice President of PCW.

    The Company awarded Mr. Price a bonus for 1998 in the aggregate amount of $540,000, of which $500,000 was paid in Common Stock of the Company. Among the factors taken into account by the Company's Stock Option and Compensation Committee in determining to award such bonus payable primarily in Common Stock were the Company's excellent financial results for 1998, the high trading level of the Company's Common Stock, and, in the view of the members of such Committee, Mr. Price's superb management of the Company. In determining to award Mr. Price a bonus primarily payable in the Company's Common Stock rather than cash, such Committee considered the fact that Mr. Price had declined to accept a bonus payable in cash in an amount which such Committee deemed to be adequate to compensate Mr. Price for the excellent results achieved by the Company during such year and Mr. Price's contribution to such results, in significant part because of Mr. Price's concern about the perception to holders of the Company's debt of significant cash payments to the Company's Chief Executive Officer. Among the factors taken into account by the Board of Directors and such Committee in approving the compensation arrangement of Ms. Pressman was her significant contribution to the Company's excellent financial results for 1998.

    The Company has not developed a policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of Internal Revenue Code for the reason that none of the Company's executive officers have historically received a level of compensation which would make it advisable for the Company to have such a policy. In the event any of the Company's executive officers reach such a level of compensation, the Committee would anticipate considering the effects of Section 162(m) in connection with its compensation determinations. As a result of the amendments to the Company's LTIP by the Company's shareholders at the Company's 1998 Annual Meeting, it is intended that certain awards under the LTIP will satisfy the requirements of Section 162(m).

                                          George M. Cadgene
                                          Robert F. Ellsworth
                                          (members of the Stock Option and
                                          Compensation Committee)

                            STOCK PRICE PERFORMANCE

    The following graph shows the five year cumulative total return (change in the year-end stock price plus reinvested dividends) to shareholders for Price Communications Corporation compared to the Standard & Poor's 500 Index, the Standard & Poor's Broadcast Industry Index and Standard & Poor's Cellular/Wireless Telecommunications Industry Index cumulative total return. The graph assumes investment of $100 on December 31, 1993 in the Company's Common Stock, the Standard & Poor's Broadcast Industry Index, the Standard & Poor's Cellular/Wireless Telecommunications Industry Index and the Standard & Poor's 500 Index. The companies represented in the Standard & Poor's Broadcast Industry Index and the Standard & Poor's Cellular/Wireless Telecommunications Industry Index are not necessarily similar in size to the Company and include some companies larger than the Company.

                          Total Return To Shareholder
                         (Dividends reinvested monthly)

                                                                                         INDEXED RETURNS
                                                                      -----------------------------------------------------
                                                            BASE                          YEARS ENDING
                                                           PERIOD     -----------------------------------------------------
COMPANY / INDEX                                             DEC93       DEC94      DEC95      DEC96      DEC97      DEC98
-------------------------------------------------------  -----------  ---------  ---------  ---------  ---------  ---------
PRICE COMMUNICATIONS CORPORATION.......................         100      165.12     254.07     273.84     339.92    1604.65
S&P 500 COMP-LTD.......................................         100      101.32     139.40     171.40     228.59     293.91
CELLULAR/WRLESS TELECOM-500............................         100      100.63      97.60      87.30     143.69     217.09
BRDCAST(TV,RADIO,CABLE)-500............................         100       92.85     121.55      99.63     163.92     254.30

                                    [GRAPH]

    Under the rules of the Securities and Exchange Commission this graph is not deemed "soliciting material" and is not incorporated by reference in any filings with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company to file with the SEC initial reports of ownership and reports of changes in ownership of securities of the Company. Directors and executive officers are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all
Section 16(a) filing requirements applicable to directors and executive officers were timely satisfied during the fiscal year ended December 31, 1998.

                           RELATED PARTY TRANSACTIONS

    On May 13, 1997 and May 21, 1997, the Board of Directors of the Company authorized the sale to Mr. Price of 728,133 shares and 364,066 shares of the Company's Series A and Series B Preferred Stock, respectively. The purpose of such shares (as subsequently amended) was to provide Mr. Price with incentive to maximize shareholder value by permitting him to receive value from such Series A shares if, among other things, the trading price of the Company's Common Stock during any ten consecutive trading days exceeded $22.00 per share (the equivalent of $3.60 after giving effect to the Stock Splits), and from the Series B if, among other things, the trading price of the Company's Common Stock during any ten consecutive trading days exceeded $15.00 per share (the equivalent of $7.68 per share after giving effect to the Stock Splits completed prior to the exchange of Series B Preferred Stock described below).

    On June 11, 1998, Mr. Price notified the Company that he was considering the exercise of his right to have redeemed by the Company his shares of Series B Preferred Stock. The trading price of the Company's Common Stock on June 11, 1998 was $12 after giving effect to the Stock Splits completed prior to such date. Under the provisions of the Series B Preferred Stock as originally approved by the Board of Directors, Mr. Price would have received a cash payment of $5.0 million in respect of such redemption. In order to avoid a significant cash payment to Mr. Price at a time when the Company had substantial indebtedness, Mr. Price and the Board agreed that in place of such cash payment the Company would issue 411,423 shares of its Common Stock to Mr. Price in exchange for his shares of Series B Preferred Stock, valuing such shares of Common Stock at $12.16 for such purpose (the average trading price of such Common Stock during the ten consecutive trading days ended June 23, 1998 after giving effect to the Stock Splits completed prior to such date).

    On May 19, 1999, Mr. Price notified the Company that he was considering the exercise of his right to have redeemed by the Company 364,066 shares of Series A Preferred Stock. Under the provisions of the Series A Preferred Stock as originally approved by the Board of Directors, Mr. Price would have received a cash payment of $23.8 million in respect of such redemption. In order to avoid a significant payment to Mr. Price at a time when the Company had substantial indebtedness, Mr. Price and the Board agreed that in place of such cash payment the Company would issue 1,657,461 shares of its Common Stock to Mr. Price in exchange for such portion of his shares of Series A Preferred Stock, valuing such shares of Common Stock at $14.375 for such purpose (the average trading price of such Common Stock during the ten consecutive trading days commencing with May 19, 1999).

            APPROVAL OF THE AMENDMENT AUTHORIZING ADDITIONAL SHARES
                                  (PROPOSAL 2)

GENERAL

    The Certificate of Incorporation of the Company currently authorizes the issuance of up to 20,000,000 shares of Preferred Stock and up to 60,000,000 shares of Common Stock. The Board of Directors is proposing to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 120,000,000 shares. As of June 10, 1999 there were 364,066 shares of Series A Preferred Stock outstanding and 34,636,513 shares of Common Stock outstanding.

RECOMMENDATION OF BOARD OF DIRECTORS

    The additional authorized shares that would be available for issuance, if the Amendment Authorizing Additional Shares is approved, may be issued for any proper corporate purpose by the Board of Directors at any time without further shareholder approval (subject, however, to applicable statutes and the rules of the AMEX which require shareholder approval for the issuance of shares in certain circumstances). The Board of Directors believes it is desirable to give the Company this flexibility in considering such matters as stock dividends, raising additional capital, acquisitions, or other corporate purposes. The authorization of such shares will enable the Company to act promptly and without additional expense if appropriate circumstances arise which require the issuance of such shares. The Company estimates that a significant majority of its currently authorized but unissued shares of Common Stock are reserved for issuance in connection with its LTIP, the senior exchangeable pay-in-kind notes due 2008, and the warrants granted as units with the Company's senior secured discount notes due 2007. Except as set forth in this Proxy Statement, the Company currently has no present agreements or commitments to issue any additional shares. Holders of Common Stock are not entitled to preemptive rights, and to the extent that any additional shares of Common Stock or securities convertible into Common Stock may be issued on other than a pro rata basis to current shareholders, the present ownership portion of current shareholders may be diluted.

    The increase in the number of authorized shares of Common Stock has not been proposed for any anti-takeover purpose, and the Board of Directors and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of its Common Stock. However, the availability of additional shares of Common Stock could make any attempt to gain control of the Company or of the Board of Directors more difficult. Shares of authorized but unissued Common Stock could be issued in an effort to dilute the stock ownership and voting power of any person or entity desiring to acquire control of the Company, which might have the effect of discouraging or making less likely such a change of control. Such shares could also be issued to other persons or entities who support the Board of Directors in opposing a takeover attempt that the Board of Directors has deemed not to be in the best interests of the Company and its shareholders.

    THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE AMENDMENT AUTHORIZING ADDITIONAL SHARES. The directors and executive officers of the Company, who together hold approximately 24.1% of the combined voting power of the Common Stock and Preferred Stock, intend to vote their shares of Common Stock and Preferred Stock in favor of this proposal.

VOTE REQUIRED

    The affirmative vote of a majority of the voting power of the outstanding shares of Common Stock and Preferred Stock is required to approve the Amendment Authorizing Additional Shares.

RIGHTS OF DISSENTING SHAREHOLDERS

    Under New York law, shareholders of the Company who object to the proposal to approve the Amendment Authorizing Additional Shares will not be afforded appraisal rights.

                                 OTHER MATTERS

    It is not anticipated that any other matters will be brought before the Annual Meeting. If other matters are properly brought before the meeting, proxies for shares of Common Stock will be voted in accordance with the best judgment of the proxy holders.

                            SHAREHOLDERS' PROPOSALS

    Proposals of shareholders to be presented at the Company's annual meeting to be held in 2000 are subject to the following. The Company's by-laws provide that for business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form (as described in the by-laws) to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 50 days nor more than 90 days prior to the meeting at which such business will be considered; provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the earlier of (i) the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made or (ii) the last business day prior to the meeting date. If the Company is notified of proposals of shareholders in a timely fashion in accordance with such notice provisions, the persons named in the Company's form of proxy for the Company's 2000 annual meeting may not be able to exercise discretionary authority with respect to such proposals. In addition, proposals of shareholders to be presented at the annual meeting to be held in 2000 that are requested to be included in the Company's proxy statement and form of proxy must be received by February 18, 2000 for inclusion in the Company's proxy statement and form of proxy.

                                    GENERAL

    Arthur Andersen LLP has been engaged as the Company's independent auditors for 1999. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will also have the opportunity to make a statement if such representative so desires.

                                          BY ORDER OF THE BOARD
                                          OF DIRECTORS

                                          Kim I. Pressman
                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          FINANCIAL OFFICER,
                                          SECRETARY AND ASSISTANT TREASURER

                        PRICE COMMUNICATIONS CORPORATION

                              45 ROCKEFELLER PLAZA

                            NEW YORK, NEW YORK 10020

              PROXY--ANNUAL MEETING OF SHAREHOLDERS--JULY 14, 1999

    The undersigned hereby appoints Robert Price and Kim I. Pressman and each of them, with full power of substitution, proxies of the undersigned to vote all shares of Common Stock of Price Communications Corporation (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Wednesday, July 14, 1999, at 9:30 a.m. Eastern Daylight Savings Time, at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036 and at any postponement or adjournment thereof. The undersigned hereby revokes any proxy heretofore given with respect to such shares.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    This Proxy, when properly executed and returned, will be voted in the manner directed below. If no direction is made, this Proxy will be voted FOR the nominee and FOR the proposal.

    The Board of Directors recommends votes FOR the election of the nominee and FOR the proposal.

(1) Election of Directors:    FOR THE NOMINEE LISTED / /   WITHHOLD AUTHORITY TO
VOTE FOR / /

NOMINEE: George H. Cadgene

(2) Proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 120,000,000 shares.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

(3) In their discretion, to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

                          (CONTINUED ON REVERSE SIDE)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.
                                              __________________________________
                                              __________________________________

                                                Signature(s) of Stockholder(s)
                                              __________________________________

                                               Print Name(s) of Stockholder(s)

                                              Please sign your name exactly as
                                              it appears hereon. If shares are
                                              registered in more than one name,
                                              each joint owner or fiduciary
                                              should sign. When signing as
                                              attorney, executor, administrator,
                                              trustee, personal representative,
                                              agent or guardian, please give
                                              your full title as it appears
                                              hereon.
                                              Dated _____________________, 1999.